United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

(Amendment #1)

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 16, 2013

Date of Report

[Date of Earliest Event Reported]

CAPITAL GROUP HOLDINGS, INC.

 (Exact name of Registrant as specified in its Charter)

Minnesota	000-17064	41-1430130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16624 North 90th Street, Suite 200, Scottsdale, AZ 85260

(Address of Principal Executive Offices, including zip code)

(480) 998-2100

 (Registrant’s Telephone Number, including area code)

___________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On September 4, 2013, Capital Group Holdings, Inc. (the “Company”) was notified by Semple, Marchal and Cooper, LLP, Certified Public Accountants (SMC) of its decision to resign as the Company’s independent registered public accounting firm. Subsequent to the notice of resignation by SMC, the Company and its board of directors entered into negotiations with SMC regarding its outstanding fees due and fee quote for the current year’s audit ending June 30, 2013. These negotiations continued up and through September 11, 2013 for which both the Company and SMC reached an impasse. The Company’s board of directors acknowledged the decision by SMC to resign and not stand for re-election as the Company’s independent registered public accounting firm and that acknowledgement was made at a duly authorized meeting of the board of directors on September 11, 2013. SMC was initially engaged by the Company on April 3, 2012 to audit the years ended June 30, 2010 and 2011, and review quarterly filings due therein. On August 8, 2012 SMC was engaged to audit the year ended June 30, 2012 and review the quarterly filings therein.  SMC did not perform any accounting, auditing or consulting services for the Company after September 4, 2013 at which time SMC deems it was no longer independent based upon the unpaid fees due to them.

In accordance with ET Section 191 above – “Independence is considered to be impaired if, when the report on the client's current year is issued, billed or unbilled fees, or a note receivable arising from such fees, remain unpaid for any professional services provided more than one year prior to the date of the report.”  Company’s management and SMC agree that independence became impaired upon reaching the one year anniversary of outstanding invoices for the previously issued reports.

SMC’s report on the Company’s consolidated financial statements for the fiscal years ended June 30, 2010, 2011 and 2012 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, except that the report of SMC on the Company’s financial statements for fiscal years 2010, 2011 and 2012 contained an explanatory paragraph, which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended June 30, 2010, 2011 and 2012, and subsequent interim periods ended September 30, 2012, December 31, 2012 and March 31, 2013, through the date of resignation September 4, 2013, there were no disagreements between the Company and SMC except for the matter surrounding the accounting treatment of common stock price guarantee disclosed in Form 8-K/A filed December 27, 2012.

A comparison of the original and amended terms are provided as follows and the original Form 8-K as reported:

As filed on November 19, 2012 Form 8-K (Amendment #1):

Under the terms of the sale the trading price of both the purchase and bonus shares, totaling 10,600,000 shares, contains a stock price guarantee that provides for the following:

1.

Stock Price Guarantee for Year #1, if by September 5, 2013, the closing price of the common stock of Capital Group Holdings, Inc. has not been equal to or exceeding $2.00 for 20 consecutive trading days, Capital Group Holdings, Inc., shall issue to Sellers such number of additional restricted shares of its common stock as to make up the difference between $10,000,000 (5,000,000 purchase shares X $2.00) and the actual closing price of the common stock. (For example, if the actual closing price of the common stock was $1.00, Sellers would be issued 5,000,000 additional shares).

The same price guarantee applies to the 5,600,000 common shares issued under the one-time bonus; however, the date of the guarantee is June 30, 2013.

2.

Stock Price Guarantee for Year # 2, if by September 5, 2014, the closing price of the Common stock of Capital Group Holdings, Inc., has not been equal to or exceeding $ 3.00 for 20 consecutive trading days, Capital Group Holdings, Inc. shall issue to Sellers such number of additional restricted shares of its common stock as to make up the difference between $15,000,000 (5,000,000 purchase shares X $3.00) and the actual closing price of the common stock, (For example, if the actual closing price of the common stock was $ 2.00, Sellers would be issued 2,500,000 additional shares).

The same price guarantee applies to the 5,600,000 common shares issued under the one-time bonus; however, the date of the guarantee is June 30, 2014.

As filed on December 24, 2012 Form 8-K (Amendment #1):

On September 3, 2012, we effectuated the closing of the Asset Purchase Agreement (the “Agreement”) with  One Health Urgent Care, Inc., an Arizona corporation, and our wholly owned subsidiary (“One Health”); MCS Ventures I, PC., MCS Ventures II, PC., MCS Ventures III, PC., MCS Ventures IV, PC., MCS Ventures V, PC., MCS Ventures VI, PC. and MCS Ventures VII, PC (the “Sellers”).  The Agreement was amended on November 30, 2012, with the original September 3, 2012, effective date.  Pursuant to the amended Agreement, One Health has agreed to purchase the assets, certain liabilities and operations of the Sellers for 10,000,000 “Purchase Shares” of our common stock.  In addition, under a separate employment agreement, we committed to issue an additional 10,600,000 “Bonus Shares” of our common stock as a one-time stock bonus upon the execution of the employment agreement.

Under the terms of the Agreement the trading price of both the Purchase Shares and Bonus Shares, totaling 20,600,000 shares, contains a stock price guarantee as follows:

(i)  Stock Price Guarantee for Year #1:  If by September 5, 2013, the Closing Price of our common stock has not been equal to or exceeding $1.00 for 20 consecutive trading days immediately prior, we are required to issue to Sellers such number of additional restricted shares of its common stock as to make up the difference between $10,000,000 (10,000,000 purchase shares X $1.00) and the actual Closing Price of the common stock multiplied by 10,000,000 shares. (For example if the actual Closing Price of the common stock was $.80 Sellers would be issued 2,500,000 additional shares. ($10 million – $8 million [$0.80 X 10,000,000 = $8,000,000] = $2 million shortfall; $2,000,000/$0.80 per share = 2,500,000 additional shares).

(ii)  Stock Price Guarantee for Year # 2:  If by September 5, 2014, the Closing Price of our common stock has not been equal to or exceeding $1.50 for 20 consecutive trading days immediately prior, we are required to issue to Sellers such number of additional restricted shares of its common stock as to make up the difference between $15,000,000 (10,000,000 purchase shares X $1.50) and the actual Closing Price of the common stock multiplied by 10,000,000 shares. (For example if the actual Closing Price of the common stock was $ 1.00 Sellers would be issued 5,000,000 additional shares).

(iii)  Floor Price.  The Stock Price Guarantee has a minimum floor price limiting the amount of stock to be issued to compensate Sellers for certain price fluctuations.   For Year #1, the Floor Price is $0.53 cents per share.  For Year #2, the Floor Price is $0.20 per share.

(iv)  Stock Price Guarantee Dates.  For Year #1, the Stock Price Guarantee date is September 5, 2013 for the Purchase Shares and June 30, 2013 for the Bonus Shares.  For Year #2, the Stock Price Guarantee date is September 5, 2014, for the Purchase Shares and June 30, 2014, for the Bonus Shares.

SMC upon further examination and review of the original terms of the agreement was not satisfied with the Company’s recording of its contingent share payment and obligation as “Variable Share Settled Earn-out – equity classified” for financial statement purposes. In accordance with Accounting Standards Codification 805 (which incorporates FAS 141(R), Business Combinations), is the US Standard on M&A (mergers & acquisitions), and Accounting Standards Codification 810 (which incorporates FAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51), is the US Standard on consolidations (collectively the "M&A Standards"), the Company modified its negotiated agreement with the sellers and Dr. Blumhoff to establish a floor for the common stock price guarantee.

The Company and its management amended the common stock price guarantee to reflect the intentions of both parties to the agreement.   Pursuant to matter described above (1) the Company’s board of directors has discussed the matter with SMC, and (2) the Company’s board of directors have authorized SMC to respond fully to any inquiries of a successor accountant, if and when a successor accountant is chosen. No other matters surrounding accounting treatment of  principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to SMC’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements of the Company for such years.

During fiscal year ended June 30, 2012, and subsequent interim period through the date of resignation, September 4, 2013, there were no other reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided SMC with a copy of this disclosure set forth under this Item 4.01 and requested SMC to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A revised copy of this letter from SMC has been requested.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 11, 2013, our Board appointed Kenneth J. Yonika as acting Chief Financial Officer of the Company. Mr. Yonika shall perform the services of Principal Accounting Officer and Chief Financial Officer through his wholly-owned company, Pacific Crest Equity Partners, Inc.

Kenneth J. Yonika – Acting Chief Financial Officer and Principal Accounting Officer

Mr. Yonika, a senior finance executive with more than 20 years of experience working with publicly traded companies joined our management team. Over the years Mr. Yonika has held the role of Chief Financial and Accounting Officer for several publicly held companies. These companies include WHY USA Financial Group, Inc. (WUFG:OTC) (August 2007 through current), HotelPlace, Inc. (HTPC:OTCBB) (June 2010 through May 2011), Northern Explorations, Inc. (NXPN:OTCBB) (August 2009 through October 2010), and Tulip BioMed, Inc. (TPBM:OTC) (August 2006 through April 2008). Mr. Yonika sits on several boards of directors and has the essential expertise required under Sarbanes-Oxley Act of 2002 to head or chair the audit committee as required under the Act. Mr. Yonika most recently sat on the board of directors of a San Diego based medical device developer and manufacturer and a Phoenix, Arizona based medical device developer and manufacturer.  During his professional career Mr. Yonika held the role of financial reporting management for a prominent San Diego based billion dollar biotech, in addition to providing the same services for several biotech and high tech businesses in the region. His broad-based experience includes, in addition to financial and external reporting, initial public offerings, mergers and acquisitions, international business as well as managing difficult operational issues surrounding both logistics and manufacturing.

Prior to forming Pacific Crest, Mr. Yonika worked with DrugMax, Inc., a publicly traded Connecticut-based national specialty-pharma and drug wholesaler/distributor, where he served on its senior management team. Prior to his role with DrugMax, Mr. Yonika worked with Carlsbad-based Life Technologies, Inc. and several other San Diego based public companies in financial and external reporting roles. Early in his professional career Mr. Yonika participated in several IPO’s upon leaving the public accounting profession in 1996. One of those IPO’s was Skechers USA which began it going-public process in 1998. Mr. Yonika has been an integral part of the teams that liaised between registrant, management and investment banker counsel. Mr. Yonika continues to liaise with these professionals more than 15 years later. Mr. Yonika a former big-4 CPA with ties to national audit and accounting firms, international law firms and several investment banks based in Southern California. Mr. Yonika and his firm Pacific Crest have been successful in guiding companies through the going-public process as well as participating in several IPO’s and DPO’s over the years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Group Holdings, Inc.
Date: October 15, 2013	By:	/s/Kenneth J. Yonika
Kenneth J. Yonika, CPA Chief Financial Officer